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                                                                     Exhibit 5.1




                               December 19, 2001


Greater Atlantic Financial Corp.
10700 Parkridge Boulevard, Suite P50
Reston, Virginia 20191

Greater Atlantic Capital Trust I
c/o Greater Atlantic Financial Corp.
10700 Parkridge Boulevard, Suite P50
Reston, Virginia 20191

      Re:      Registration Statement on Form SB-2
               -----------------------------------

Ladies and Gentlemen:

      We have acted as counsel to Greater Atlantic Financial Corp., a Delaware corporation (the "Company"), and Greater Atlantic Capital Trust I, a statutory business trust created under the laws of Delaware (the "Capital Trust"), in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Company and the Trust are registering $11 million of Convertible Preferred Securities to be issued by the Capital Trust, the related Guarantee and the Convertible Junior Subordinated Debentures to be issued by the Company to the Capital Trust in connection with the issuance of the Convertible Preferred Securities and an indeterminate number of shares of Common Stock of the Company as may be issued upon conversion of the Convertible Preferred Securities. All capitalized terms not otherwise defined herein have the meanings set forth in the Registration Statement.

      In rendering this opinion, we have reviewed: (i) the form of Amended and Restated Trust Agreement to be entered into by and among the Company, the Delaware Trustee, the Property Trustee and the Administrative Trustees (the "Trust Agreement") pursuant to which the Convertible Preferred Securities are to be issued; (ii) the form of Indenture to be entered into by and between the Company and the Trustee (the "Indenture") which will govern the Convertible Junior Subordinated Debentures to be issued by the Company; (iii) the form of Preferred Securities Guarantee Agreement to be entered into by and between the Company and the Guarantee Trustee (the "Guarantee Agreement") pursuant to which the Company will guarantee certain obligations of the Trust with respect to the Convertible Preferred Securities; (iv) the forms of certificates for the Convertible Preferred Securities and the Convertible Junior
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Greater Atlantic Financial Corp.
Greater Atlantic Capital Trust I
December 19, 2001
Page 2


Subordinated Debentures; (v) the Certificate of Trust establishing the Capital Trust; and (vi) the Articles of Incorporation of the Company.

      In so acting, we have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed as follows:

      Based upon the foregoing, we are of the following opinions:

      1. The execution and delivery by the Company of the Trust Agreement, the Indenture and the Guarantee Agreement have been duly and validly authorized.

      2. The Convertible Junior Subordinated Debentures to be issued by the Company to the Capital Trust will, when issued in accordance with the amount and terms of the Indenture as described in the Registration Statement at the time it becomes effective, constitute valid and binding obligations of the Company.

      3. The Guarantee Agreement, when provided by the Company in accordance with the amount and terms stated in the Registration Statement, at the time it becomes effective and upon issuance of the Convertible Preferred Securities in accordance with the amount and terms described in the Registration Statement, will a constitute a valid and binding obligation of the Company.

      4. When the Convertible Preferred Securities are converted into shares of Common Stock (prior to adjustment for any reclassification of shares, stock splits or stock dividends), such shares will be, when issued upon conversion, in accordance with the terms of the Convertible Preferred Securities, legally issued, fully paid and non-assessable.

      In rendering the foregoing opinion, we have relied to the extent we deem appropriate on the opinion of Morris, James, Hitchens & Williams LLP, special counsel to the Capital Trust and the Company.
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Greater Atlantic Financial Corp.
Greater Atlantic Capital Trust I
December 19, 2001
Page 3


      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                            Very truly yours,

                                            /s/ Muldoon Murphy & Faucette LLP


                                            MULDOON MURPHY & FAUCETTE LLP